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                                                                     EXHIBIT 4.2

                               AMENDMENT NO. 1 TO
                                CREDIT AGREEMENT

                This Amendment No. 1 to Credit Agreement (this "Amendment"), dated as of May 2, 2001, is entered into with reference to the Credit Agreement (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") dated as of September 29, 2000 among Ducommun Incorporated, a Delaware corporation ("Borrower"), each lender from time to time a party thereto (each a "Lender" and collectively, the "Lenders"), First Union National Bank, as Syndication Agent, and Bank of America, N.A., as a Lender, as Issuing Lender, and as Administrative Agent (in such capacity, the "Administrative Agent"). Capitalized terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement. Section references herein relate to the Credit Agreement unless otherwise stated.

                The parties hereto hereby agree as follows:

                1. Acquisition of Composite Structures, LLC. Each of the parties hereto agrees that pursuant to the terms of that certain Unit and Stock Purchase Agreement by and among Composite Structures, LLC, a Delaware limited liability company ("CS, LLC"), its members and option holders, the shareholders of CSD Holdings Corporation, a Delaware corporation and Borrower (the "Acquisition Agreement"), Borrower shall acquire, directly and indirectly, all of the units of CS, LLC (the "Acquisition"). The Lenders hereby consent to the Acquisition
(a) pursuant to the terms of the Acquisition Agreement and (b) subject to the satisfaction of each of the terms and conditions set forth in this Amendment.

                2. Definition of Adjusted EBITDA/Calculation of Acquired EBITDA.
(a) For the purpose of including the Acquired EBITDA of CS, LLC in the calculation of Adjusted EBITDA, the Lenders hereby waive the requirement that audited financial statements be delivered for the period ending December 31, 2000. The parties hereto hereby acknowledge that company prepared financial statements for such fiscal period have been delivered, and are satisfactory, to the Lenders.

                (b) Notwithstanding the actual Acquired EBITDA of CS, LLC for the fiscal period commencing one year prior to completion of the Acquisition and ending on the date such Acquisition is completed (the "Period"), the Acquired EBITDA of CS, LLC for such fiscal period shall be deemed to be $8,500,000. For purposes of calculating the Acquired EBITDA of CS, LLC, on an ongoing basis, $23,288 of Acquired EBITDA shall be attributable to each day of the Period.

                3. Section 6.8(f) - Indebtedness and Contingent Obligations. The reference to "$5,000,000" contained in Section 6.8(f) is hereby amended to read "$10,000,000".


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                4. Exhibit B - Compliance Certificate. The Compliance
Certificate attached to the Credit Agreement as Exhibit B is hereby amended and restated in full in the manner set forth in Annex I to this Amendment.

                5. Schedule 4.4 - Subsidiaries. Schedule 4.4 to the Credit Agreement is hereby amended and restated in full in the manner set forth in Annex II to this Amendment.

                6. Effectiveness. This Amendment shall become effective on such date as the Administrative Agent shall have received each of the following, each of which shall be in form and substance satisfactory to the Administrative Agent and the Lenders (the "Effective Date"):

                        (a) counterparts of this Amendment executed by Borrower;

                        (b) counterparts of the Consent and Reaffirmation of
                Guarantors, in the form attached hereto as Annex IV, duly executed by each of the parties thereto;

                        (c) counterparts of the Consent of Lenders, in the form
                attached hereto as Annex V, duly executed by the Required
                Lenders

                        (d) with respect to Borrower, (A) certified copies of
                such corporate resolutions or other applicable authorization documents evidencing the authority of Borrower to enter into and perform under this Amendment, the Acquisition Agreement and each of the other Credit Documents to which Borrower is a party, including such other documents as shall be executed and delivered by Borrower in connection with this Amendment, (B) such documentation as Lender may reasonably require to establish the due organization, valid existence and good standing of Borrower; and (C) a Secretary's Certificate of Borrower that the Certificate of Incorporation and Bylaws of the Borrower delivered to Lender pursuant to Section 8.1 of the Credit Agreement remain in full force and effect and have not been amended other than attached to such certification;

                        (e) a Certificate of a Responsible Official of Borrower
                making such representations and attaching such documents as shall be required by the definition of "Permitted Acquisition"; and

                        (f) such other assurances, certificates, documents,
                consents or opinions as the Administrative Agent or the Lenders reasonably may require.

                7. Conditions Subsequent. The Borrower hereby covenants and agrees that (a) each of the conditions set forth below shall be satisfied (or waived) in form and substance satisfactory to the Lenders, in their sole and absolute discretion, as soon as practicable, but in no event later than fourteen
(14) days subsequent to the completion of the Acquisition, and (b) the failure to satisfy such conditions (or obtain the applicable waiver(s) on or prior to such date shall constitute an Event of Default.


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                        (a) Documentation. The Administrative Agent shall have
                received, in form and substance satisfactory to the Administrative Agent and the Lenders:

                                (i) counterparts of the Instrument of Joinder,
                        in the form attached hereto as Annex III, duly executed by CS, LLC;

                                (ii) with respect to CS, LLC, (A) certified
                        copies of such corporate resolutions or other applicable authorization documents evidencing the authority of CS, LLC to enter into and perform under, the Instrument of Joinder, the Guaranty and each of the other Credit Documents to which CS, LLC is a party, including such other documents as shall be executed and delivered by CS, LLC in connection with this Amendment, (B) such documentation as Agent may reasonably require to establish the due organization, valid existence and good standing of CS, LLC and (C) a Secretary's Certificate of CS, LLC certifying that (1) the Certificate of Formation and Amended and Restated Limited Liability Company Agreement of CS, LLC attached thereto are complete, true, correct, in full force and effect and have not been amended, supplemented or otherwise modified except as attached thereto;

                                (iii) a Certificate of a Responsible Official of
                        Borrower certifying that attached thereto are true, correct, complete and fully executed copy of the Acquisition Agreement and that the Acquisition has been completed in accordance with the terms of the Acquisition Agreement and all applicable Laws;

                                (iv) a Certificate of a Responsible Official of
                        Borrower to the effect that with respect to CS, LLC, each of the representations and warranties set forth in
                        Section 4.4 are true and correct as of the date of this Amendment; and

                                (v) the written legal opinion of James Heiser,
                        General Counsel for the Borrower, and Gibson, Dunn & Crutcher, LLP, special counsel for Borrower and CS, LLC.

                        (b) Fees and Expenses. Borrower shall have reimbursed
                the Administrative Agent and the Lenders for the Administrative Agent's reasonable costs and expenses (including reasonable attorney's fees and expenses) incurred in connection with the negotiation and drafting of this Amendment and the transactions contemplated hereby.

                8. Representations and Warranties. Except (i) for representations and warranties which expressly relate to a particular date or which are no longer true and correct as a result of a change permitted by the Credit Agreement or the other Credit Documents or (ii) as disclosed by Borrower and approved in writing by the Required Lenders, the Borrower hereby represents and warrants that each representation and warranty made by Borrower in Article 4 of the Credit Agreement (other than Sections 4.4(a), 4.5, 4.6 (first sentence), 4.10,


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and 4.19) are true and correct as of the date hereof as though such representations and warranties were made on and as of the date hereof. Without in any way limiting the foregoing, Borrower represents and warrants to the Administrative Agent and the Lenders that no Default or Event of Default has occurred and remains continuing or will result from the consents, amendments or transactions set forth herein or contemplated hereby.

                9. Confirmation. In all respects, the terms of the Credit Agreement and the other Credit Documents, in each case as amended hereby or by the documents referenced herein, are hereby confirmed.

                IN WITNESS WHEREOF, Borrower, the Administrative Agent and the Lenders have executed this Agreement as of the date first set forth above by their duly authorized representatives.

                                            DUCOMMUN INCORPORATED,
                                            a Delaware corporation

                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                            BANK OF AMERICA  N.A.,
                                            as Administrative Agent


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                            BANK OF AMERICA N.A., as Issuing
                                            Lender, Swing Line Lender and a
                                            Lender


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:


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